UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ETFS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1735 Market Street, 32nd Floor, Philadelphia, PA 19103

ETFS Trust Announces Postponement of Special Shareholder Meeting to Approve New
Advisory Contract for ETFS Bloomberg All Commodity Strategy K-1 Free ETF and ETFS
Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

Philadelphia, September 17, 2018 – ETFS Bloomberg All Commodity Strategy K-1 Free ETF (NYSE Arca: BCI) and ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (NYSE Arca: BCD) (the “Funds”), each a series of ETFS Trust (the “Trust”) announces the postponement of a special meeting of shareholders, which was scheduled to be held September 18, 2018.

The special meeting of shareholders has been postponed to allow for the solicitation of additional proxies to achieve the requisite quorum. Votes received so far have been overwhelmingly in favor of the New Agreement (described below).

The rescheduled special meeting of shareholders will be held on Monday, September 24, 2018, at the offices of ETF Securities Advisors LLC, 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103 at 9:00 am ET.

The purpose of the special meeting on September 24, 2018 is to seek shareholder approval of a new investment advisory agreement between the Trust, on behalf of each Fund, and ETF Securities Advisors LLC (the “New Agreement”). The special meeting of shareholders of the ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF (NYSE Arca: BEF) to be held for the purpose of voting on the New Agreement is still scheduled to be held on September 18, 2018.

Additional details of the special meeting are described in the proxy statement that has been sent to all shareholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/ETFSBloomberg.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-280-6942. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

An investor should consider the investment objectives, risks, charges and expenses of the ETFs carefully before investing. To obtain a prospectus containing this and other important information, call 844-ETFS-BUY (844-383-7289) or visit www.etfsus.com. Read the prospectus carefully before investing.

Investing involves risk including the loss of principal.

ALPS Distributors, Inc. is the distributor for the ETFS Trust. ALPS is not affiliated with ETF Securities.

1735 Market Street, 32nd Floor, Philadelphia, PA 19103

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

RE:ETFS Trust

-ETFS Bloomberg All Commodity Strategy K-1 Free ETF

-ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

Dear Shareholder:

Your investment in an ETFS fund may be impacted if you do not respond to this letter.

We have tried unsuccessfully to contact you concerning the special meetings of shareholders of the ETFS funds. This matter pertains to an important initiative for the ETFS funds which requires your immediate response. The initiative is described in a proxy statement that was sent to you in July 2018. The proxy statement is additionally available at proxyonline.com/docs/ETFSBloomberg.pdf.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at (888) 280-6942 between 9:00 a.m. and 10:00 p.m. ET Monday through Friday and Saturday between 11:00 a.m. and 6:00 p.m. ET. At the time of the call please reference the number listed below.

ETF REFERENCE NUMBER: 123456789

Thank you for your time and your support of the ETFS funds. We look forward to hearing from you.

Sincerely,

Bev Hendry
President
ETFS TRUST

September 14, 2018

Shareholder Name

Address 1

Address 2

Address 3

1735 Market Street, 32nd Floor, Philadelphia, PA 19103

An investor should consider the investment objectives, risks, charges and expenses of the ETFs carefully before investing. To obtain a prospectus containing this and other important information, call 844-ETFS-BUY (844-383-7289) or visit www.etfsus.com. Read the prospectus carefully before investing.

Investing involves risk including the loss of principal.

ALPS Distributors, Inc. is the distributor for the ETFS Trust. ALPS is not affiliated with ETF Securities.

EFS000315 9/14/19